U. S. SECURITIES AND EXCHANGE COMMISSION
                          Washington, DC  20549


                                FORM 8-K


                            CURRENT REPORT
                    Pursuant to Section 13 or 15(d)
                of the Securities Exchange Act of 1934


Date of Report (Date of Earliest Event Reported):  October 13, 2010


                     BALTIC INTERNATIONAL USA, INC.
         (Exact name of registrant as specified in its charter)


               TEXAS                    1-12908          76-0336843
     (State or other jurisdiction     (Commission     (I.R.S. Employer
          of incorporation)            File Number)   Identification No.)


         6002 Rogerdale Road, Suite 500, Houston, Texas  77072
       (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code:  (713) 961-9299

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))






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Item 8.01  Other Events

           On October 13, 2010, Baltic International USA, Inc.'s subsidiary, Quality Resource Technologies, Inc. ("QRT") filed a registration on Form 10 with the Securities and Exchange Commission to register the shares issued by Baltic in connection with the spin-off of QRT. Baltic's shareholders of record on October 4, 2010 (the "Record Date") will receive about 79% of the 1,500,000 shares of QRT's common stock owned by Baltic. Baltic shareholders will be issued one share of QRT common stock for each 20 shares of Baltic common stock owned on the Record Date, four shares of QRT common stock for each share of Baltic Series A preferred stock owned on the Record Date, and 10,000 shares of QRT common stock for each share of Baltic Series B preferred stock owned on the Record Date.



Item 9.01  Financial Statements and Exhibits

           (c)  Exhibits

                99.1  News Release dated October 13, 2010





                               SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            BALTIC INTERNATIONAL USA, INC.


                                            By:  /s/ David A. Grossman
                                                 DAVID A. GROSSMAN
                                                 Chief Executive Officer and
                                                 Chief Financial Officer


Dated:  October 13, 2010